Exhibit 99.1

ENERSYS ANNOUNCES PROPOSED OFFERING OF SENIOR NOTES

READING, Pa.,—January 3, 2024—EnerSys (NYSE: ENS) (“EnerSys” or the “Company”) announced today that it intends to offer, subject to market and customary conditions, $300 million aggregate principal amount of senior notes due 2032 (the “Notes”). The Notes will be unsecured, unsubordinated obligations of the Company and will be guaranteed by each of the Company’s subsidiaries that guarantee the Company’s senior secured credit facilities and 4.375% senior notes due 2027.

The Company intends to use the net proceeds from the offering to repay and retire a portion of its outstanding term loans. The Company intends to use the remaining net proceeds for general corporate purposes, including to repay a portion of the outstanding borrowings under its revolving credit facility (without a reduction in commitment). The exact allocation of such proceeds and the timing thereof is at the discretion of the Company’s management.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures, and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events or developments that EnerSys expects or anticipates will occur in the future, including statements relating to the proposed offering of the Notes and the use of proceeds therefrom, are forward-looking statements. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to risks and uncertainties. The statements in this press release are made as of the date of this press release. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2023. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman

Vice President, Investor Relations and Corporate Communications

EnerSys

610-236-4040

E-mail: investorrelations@enersys.com